EXHIBIT 5.1

EDWARD L. MORRIS Phone Number: 806.242.9654 Fax Number: 806.349.9471 www.uwlaw.com Ed.morris@uwlaw.com		PHYSICAL ADDRESS: 500 S. Taylor Suite 1200, LB 233 Amarillo, TX 79101-2446 MAILING ADDRESS: P.O. Box 9158 Amarillo, TX 79105-9158
December 22, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

              Re: Amarillo Biosciences, Inc., Form S-1 Registration Statement

To Whom It May Concern:

              We refer to the registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Amarillo Biosciences, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission.

              We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies, and the authenticity of the originals of any such photocopies.

              Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

              We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Experts" in the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours, UNDERWOOD, WILSON, BERRY, STEIN & JOHNSON, P.C. /s/ Edward L. Morris Edward L. Morris

U N D E R W O O D , W I L S O N , BERRY, S T E I N & J O H N S O N , P . C .
AMARILLO HEREFORD LUBBOCK PAMPA

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